Exhibit 23.3



                                    CONSENT




     I, Robert Adler, consent in this Registration Statement on Form F-1 of Asia Electronics Holding Co. Inc. to the inclusion of my name as a nominee for director of Asia Electronics Holding Co. Inc.




                                           /s/ Robert Adler
                                           Robert Adler